Exhibit 4.1

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made as of April 13, 2011 by and among BERRY PETROLEUM COMPANY, a Delaware corporation (“Borrower”), WELLS FARGO BANK, N.A., individually and as administrative agent (“Administrative Agent”), and the Lenders party to the Original Credit Agreement defined below (“Lenders”).

W I T N E S S E T H:

WHEREAS, Borrower, Administrative Agent and Lenders entered into that certain Second Amended and Restated Credit Agreement dated as of November 15, 2010 (as amended, supplemented, or restated to the date hereof, the “Original Credit Agreement”), for the purpose and consideration therein expressed, whereby Lenders became obligated to make loans and other extensions of credit to Borrower as therein provided; and

WHEREAS, Borrower, Administrative Agent and Lenders desire to amend the Original Credit Agreement upon the terms and conditions as set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Credit Agreement, in consideration of the loans and other extensions of credit that may hereafter be made by Lenders to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

DEFINITIONS AND REFERENCES

§ 1.1.                    Terms Defined in the Original Credit Agreement.  Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Credit Agreement shall have the same meanings whenever used in this Amendment.

§ 1.2.                    Other Defined Terms.  Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

“Amendment” means this First Amendment to Second Amended and Restated Credit Agreement.

“Credit Agreement” means the Original Credit Agreement as amended hereby.

“Original Omnibus Certificate” means the Omnibus Certificate dated November 15, 2010 executed and delivered by officers of Borrower pursuant to the Original Credit Agreement.

[FIRST AMENDMENT TO CREDIT AGREEMENT]

ARTICLE II.

AGREEMENTS

§ 2.1.                    Definitions.

(a)                                  The following definitions in Section 1.1 of the Original Credit Agreement are hereby amended in their entirety to read as follows:

“Base Rate Margin” means, for any day with respect to any Base Rate Loan, the applicable rate per annum set forth in the grid below based on the Utilization Percentage then in effect:

	Utilization Percentage	Base Rate Margin

Level 1	< 25%	0.500%
Level 2	> 25% but < 50%	0.750%
Level 3	> 50% but < 75%	1.000%
Level 4	> 75% but < 90%	1.250%
Level 5	> 90%	1.500%

“Commitment Fee Rate” means, on any day, the applicable rate per annum set forth in the grid below based on the Utilization Percentage then in effect; provided that the outstanding Swing Line Loans shall be excluded for purposes of calculating the Commitment Fee Rate:

	Utilization Percentage	Commitment Fee

Level 1	< 25%	0.350%
Level 2	> 25% but < 50%	0.350%
Level 3	> 50% but < 75%	0.500%
Level 4	> 75% but < 90%	0.500%
Level 5	> 90%	0.500%

“Eurodollar Margin” means, for any day with respect to any Eurodollar Loan, the applicable rate per annum set forth in the grid below based on the Utilization Percentage then in effect:

	Utilization Percentage	Eurodollar Margin

Level 1	< 25%	1.500%
Level 2	> 25% but < 50%	1.750%
Level 3	> 50% but < 75%	2.000%
Level 4	> 75% but < 90%	2.250%
Level 5	> 90%	2.500%

“Maturity Date” means May 13, 2016; provided that if Borrower has not fully refinanced, redeemed, or retired the 2014 Notes on or before February 28, 2014, the Maturity Date will be February 28, 2014 if, as of such date, Borrower does not satisfy the Liquidity Test and the Leverage Test, after giving pro forma effect to the full repayment of the 2014 Notes.

§ 2.2.                    Borrowing Base.  The last sentence of subsection (a) of Section 2.9 of the Original Credit Agreement is hereby amended in its entirety to read as follows:

It is expressly understood that Lenders and Administrative Agent have no obligation to agree upon or designate the Borrowing Base at any particular amount, whether in relation to the Maximum Credit Amount or otherwise, and that Lenders’ commitments to advance funds hereunder are determined by reference to the lesser of the Aggregate Commitments or the Borrowing Base, as provided by Section 2.1 and the other provisions of this Agreement.

§ 2.3.                    Properties.  Section 5.17 of the Original Credit Agreement is hereby amended to add a new sentence thereto immediately after the last sentence thereof to read as follows:

No Restricted Person owns any Building (as defined in the applicable Flood Insurance Regulations) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulations) that is material to the operations of such Restricted Person or for which such Restricted Person has ascribed a material value, except for cogeneration facilities that are encumbered by the Security Documents.   As used herein, “Flood Insurance Regulations” shall mean (i) the National Flood Insurance Act of 1968 as now in effect, (ii) the Flood Disaster Protection Act of 1973 as now in effect, (iii) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as now in effect, and (iv) the Flood Insurance Reform Act of 2004 as now in effect.

§ 2.4.                    Indebtedness.  The last sentence of Section 7.1 of the Original Credit Agreement is hereby amended in its entirety to read as follows:

No Restricted Person will make any prepayment, redemption, sinking fund payment, refinancing, or renewal of any Indebtedness described in Section 7.1(g), (h), (i), or (j), except for (a) a Permitted Refinancing thereof, and (b) with respect to the 2014 Notes and the 2016 Notes only, cash payments at any time and from time to time to prepay, redeem, or retire the 2014 Notes or the 2016 Notes (including deposits of cash to a sinking fund or other similar deposit in a sufficient amount to pay the outstanding principal of, and all accrued interest on, the 2014 Notes or the 2016 Notes, as applicable), provided that immediately after giving effect to any such cash payment (i) Borrower’s ratio of Total Funded Debt (excluding, for the avoidance of doubt, only that portion of any Permitted Unsecured Debt incurred to refinance, redeem or retire the 2014 Notes or the 2016 Notes, as applicable, to the extent the proceeds thereof have not yet been used for such purpose) to Adjusted EBITDAX for the Four-Quarter Period most recently ended (calculated on a pro forma basis after giving effect to such cash prepayment) must be no more than 3.50 to 1.00 (the “Leverage Test”); and (ii) Borrower’s Liquidity must equal or exceed $400,000,000 (the “Liquidity Test”).

§ 2.5.                    Limitation on Subordinated Debt.  Subsection (b) of Section 7.6 of the Original Credit Agreement is hereby amended in its entirety to read as follows:

(b)                                 [Reserved].

§ 2.6.                    Borrowing Base Redetermination.  Pursuant to Section 2.9(a) of the Credit Agreement, Administrative Agent and Lenders hereby notify Borrower that from the date hereof until the next Determination Date the Borrowing Base shall be $1,400,000,000, and by its execution hereof, Borrower accepts the foregoing Borrowing Base.

ARTICLE III.

CONDITIONS OF EFFECTIVENESS

§3.1                          Effective Date.  This Amendment shall become effective as of the date first above written when and only when:

(a)                                  Amendment Documentation.  Administrative Agent shall have received all of the following, at Administrative Agent’s office, duly executed and delivered and in form and substance satisfactory to Administrative Agent, all of the following:

(i)                                     this Amendment;

(ii)                                  a certificate of the Secretary of Borrower dated the date of this Amendment certifying: (i) that resolutions attached thereto previously adopted by the Board of Directors of the Borrower authorize the execution, delivery and performance of this Amendment by Borrower; (ii) the names and true signatures of the officers of the Borrower authorized to execute and deliver Loan Documents; (iii) that the certificate of incorporation and bylaws of Borrower are in effect on the date hereof and no modifications have been made to them; and (iv) that all of the representations and warranties set forth in Article IV hereof are true and correct on and as of the date hereof, except to the extent that such representation or warranty was made as of a specific date or updated, modified or supplemented as of a subsequent date with the consent of Required Lenders and Administrative Agent, in which cases such representations and warranties shall have been true and correct in all material respects on and of such date; and

(iii)                               such other supporting documents as Administrative Agent may reasonably request.

(b)                                 Existence & Good Standing Certificates.  Administrative Agent shall have received an existence and good standing certificate from the applicable Governmental Authority of each Restricted Person’s jurisdiction of incorporation, organization or formation, each dated a recent date prior to the effectiveness of this Amendment.

(c)                                  No Default.  No event shall have occurred and be continuing that would constitute an Event of Default or a Default.

(d)                                 Amendment Fees.  Administrative Agent shall have received the Amendment Fees that are due and payable pursuant to Section 5.4 of this Amendment.

(e)                                  Fees & Expenses.  Borrower shall have paid, in connection with such Loan Documents, all other fees and reimbursements to be paid to Administrative Agent pursuant to any Loan Documents, or otherwise due Administrative Agent and including fees and disbursements of Administrative Agent’s attorneys.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

§4.1                          Representations and Warranties of Borrower.  In order to induce each Lender to enter into this Amendment, Borrower represents and warrants to each Lender that:

(a)                                  The representations and warranties contained in Article V of the Original Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof as if such representations and warranties have been made as of the date hereof, except to the extent that such representations or warranties were made as of a specific date or updated, modified or supplemented as of a subsequent date with the consent of Required Lenders and Administrative Agent, in which case such representations and warranties shall have been true and correct in all material respects on and of such date.

(b)                                 Borrower is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to borrow monies and to perform its obligations under the Credit Agreement. Borrower has duly taken all corporate action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of the obligations of Borrower hereunder.

(c)                                  The execution and delivery by Borrower of this Amendment, the performance by Borrower of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not (a) conflict with (i) any Law, (ii) the Organizational Documents of Borrower, or (iii) any agreement, judgment, license, order or permit applicable to or binding upon Borrower in any material respect, (b) result in the acceleration of any Indebtedness owed by Borrower, or (c) result in the creation of any Lien upon any assets or properties of Borrower.  Except for those which have been obtained, no consent, approval, authorization or order of, and no notice to or filing with, any Governmental Authority or third party is required in connection with the execution, delivery or performance by Borrower of this Amendment or to consummate any transactions contemplated hereby.

(d)                                 When duly executed and delivered, each of this Amendment and the Credit Agreement will be a legal and binding obligation of Borrower, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and by equitable principles of general application.

(e)                                  The audited annual Consolidated financial statements of Borrower dated as of December 31, 2010 fairly present the Consolidated financial position at such date and the Consolidated statement of operations and the changes in Consolidated financial position for the periods ending on such date for Borrower.  Copies of such financial statements have heretofore been delivered to each Lender.  Since such date no Material Adverse Change has occurred in the financial condition or businesses or in the Consolidated financial condition or businesses of Borrower.

ARTICLE V.

MISCELLANEOUS

§5.1                          Ratification of Agreements.  The Original Credit Agreement as hereby amended is hereby ratified and confirmed in all respects.  The Loan Documents, as they may be amended or affected by this Amendment, are hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Original Credit Agreement as hereby amended.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lenders under the Credit Agreement, the Notes, or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement, the Notes or any other Loan Document.

§5.2                          Survival of Agreements.  All representations, warranties, covenants and agreements of Borrower herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Loans, and shall further survive until all of the Obligations are paid in full.  All statements and agreements contained in any certificate or instrument delivered by Borrower hereunder or under the Credit Agreement to any Lender shall be deemed to constitute representations and warranties by, and/or agreements and covenants of, Borrower under this Amendment and under the Credit Agreement.

§5.3                          Loan Documents.  This Amendment is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.

§5.4                          Amendment Fees.  In consideration of each Lender’s agreement to enter into this Amendment, Borrower will pay to Administrative Agent for the pro rata account of each Lender that is a party to this Amendment an amendment fee equal to 0.075% times such Lender’s Commitment, due and payable on the date hereof (the “Amendment Fees”).

§5.5                          Interpretive Provisions.  Section 1.4 of the Credit Agreement is incorporated herein by reference herein as if fully set forth.

§5.6                          Governing Law.  This Amendment shall be governed by and construed in accordance with and governed by the laws of the State of California and the laws of the United States of America without regard to principles of conflicts of law.

§5.7                          Counterparts; Fax.  This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.  This Amendment may be validly executed by facsimile or other electronic transmission.

THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

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IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

BERRY PETROLEUM COMPANY,
Borrower

By:
Shawn M. Canaday
Vice President of Finance, Treasurer and Assistant Secretary

WELLS FARGO BANK, N.A.,
as Administrative Agent, LC Issuer, Swing Line Lender, and a Lender

By:
Name:
Title:

BNP PARIBAS, as a Lender

By:
Name:
Title:

By:
Name:
Title:

SOCIÉTÉ GÉNÉRALE, as a Lender

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as a Lender

By:
Name:
Title:

THE ROYAL BANK OF SCOTLAND plc, as a Lender

By:
Name:
Title:

BANK OF MONTREAL, as a Lender

By:
Name:
Title:

UNION BANK, N.A., as a Lender

By:
Name:
Title:

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By:
Name:
Title:

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:
Name:
Title:

By:
Name:
Title:

BANK OF SCOTLAND plc, as a Lender

By:
Name:
Title:

NATIXIS, as a Lender

By:
Name:
Title:

By:
Name:
Title:

COMPASS BANK, as a Lender

By:
Name:
Title:

CITIBANK, N.A., as a Lender

By:
Name:
Title:

KEYBANK, NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

REGIONS BANK, as a Lender

By:
Name:
Title:

THE BANK OF NOVA SCOTIA, as a Lender

By:
Name:
Title:

ROYAL BANK OF CANADA, as a Lender

By:
Name:
Title:

BANK OF OKLAHOMA, N.A., as a Lender

By:
Name:
Title: